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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report: August 1, 2001
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                               Scioto Downs, Inc.
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             (Exact name of registrant as specified in its charter)


         Ohio                        0-1365                    31-4440550
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(State of Incorporation)       Commission File Number         IRS Employer
                                                           Identification No.

       6000 South High Street, Post Office Box 7823, Columbus, Ohio 43207
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           (Address of principal executive offices)                Zip Code

                                  614-491-2515
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                    (Telephone number, including area code)

                                       N/A
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          (Former name of former address if changed since last report)


Item 2.  Acquisition of Assets

         Effective August 1, 2001, registrant acquired all of the outstanding common shares of Mid-America Racing Association, Inc. Mid-America Racing Association, Inc. holds a harness horse racing permit issued by the Ohio State Racing Commission and has conducted a harness horse racing meet at registrant's facilities at 6000 South High Street, Columbus, Ohio, pursuant to a lease with registrant. The total purchase price for all of the outstanding shares of Mid-America Racing Association, Inc. is $150,000, payable in three equal, annual installments, the first installment to be due and payable on or before August 1, 2001, the second installment to be due and payable on or before August 1, 2002 and the third installment to be due and payable on


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or before August 1, 2003. The outstanding common shares of Mid-America Racing
Association, Inc. were acquired by registrant from LaVerne A. Hill, Robert S. Steele, William C. Heer and John J. Chester, being all of the shareholders of Mid-America Racing Association, Inc. All of these individuals are members of the board of directors of registrant. The funds used for the purchase will come from operating funds. The principal asset of Mid-America Racing Association, Inc. is the racing permit issued by the Ohio State Racing Commission. Mid-America Racing Association, Inc. will continue as a wholly-owned subsidiary of registrant and harness horse racing will be conducted at registrant's facility pursuant to the racing permit issued to Mid-America Racing Association, Inc. Registrant will provide the required financial information within sixty (60) days after the date this Form 8-K must be filed.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SCIOTO DOWNS, INC.


Date: August 13, 2001                     By /s/ Edward T. Ryan
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                                             Edward T. Ryan, President